Exhibit 99.1

NEWS RELEASE


Contact Information:
Scott Sullinger
Chief Financial Officer
(408) 486-3879

             NEOMAGIC(R) CORPORATION REPORTS Q2 FISCAL 2006 RESULTS

     Santa Clara, Calif. - September 8, 2005 - NeoMagic Corporation (Nasdaq:
NMGC), a pioneer in developing processors for multimedia-rich mobile phones and other wireless handheld systems, today reported its second quarter fiscal 2006 financial results. Net sales for the second quarter of fiscal 2006, ended July 31, 2005, were $301 thousand, compared to net sales of $299 thousand for the first quarter of fiscal 2006. Net loss for the second quarter of fiscal 2006 was $4.5 million, or a loss of $0.67 per share, compared to a net loss of $1.6 million, or a loss of $0.25 per share, in the first quarter of fiscal 2006.

CONFERENCE CALL HIGHLIGHTS
Topics to be covered on NeoMagic's quarterly conference call include the following:

     o Sony Corporation has obtained a non-exclusive license to NeoMagic patents for net proceeds of $5.6 million
     o NeoMagic is in discussions with four additional companies with respect to licensing NeoMagic patents. Over the next several months, NeoMagic expects to contact several more companies.
     o NeoMagic is working with leading Digital Mobile Broadcast (TV on mobile device) component providers such as Frontier Silicon and Alps to offer customers a complete Mobile TV solution.
     o The Digital Mobile Broadcast TV market provides significant revenue opportunities for NeoMagic.
     o NeoMagic expects that NeoNode, a Swedish Mobile Phone Manufacturer, will increase its orders of MiMagic 5 product during the fourth quarter of calendar year 2005.
     o The ODM program for a Top Five Mobile Phone OEM that was discussed last quarter continues to move forward.
     o The MiMagic 6-based feature phone manufactured by Compal Communications is being shown to large OEMs.
     o One of NeoMagic's OEM customers in Japan has finished a prototype TV phone with the MiMagic 6 and is using it in field trials.
     o The Company continues to work with a major Japanese phone carrier that is considering the MiMagic 6 for several phone platforms.

DIAL-IN INFORMATION
NeoMagic will hold its second quarter fiscal 2006 conference call to discuss the information contained in this press release today at 2:00 p.m. PDT (5:00 p.m.
EDT). The call can be accessed via the Internet at www.neomagic.com, "Investor Resources." The call can also be accessed by dialing (866) 835-8903 in the US and (703) 639-1410 internationally. There is no passcode. There will be an audio replay through September 15, 2005, which can be accessed by dialing (888) 266-2081 in the US and (703) 925-2533 internationally. The passcode for the replay is 748149.

The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

ABOUT NEOMAGIC
NeoMagic Corporation, based in Santa Clara, California, enables new generations of handheld systems with its Multimedia Processors that are designed to offer the lowest power, smallest form-factor and best multimedia features and performance. The company is a pioneer in the integration of complex logic, memory and analog circuits into single-chip solutions. Information on the company may be found on the World Wide Web at www.neomagic.com.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including the Company's revenue opportunities and the Company's ongoing patent licensing efforts. Our patent licensing activities involve various risks and uncertainties, including, without limitation, uncertainties as to the willingness of other companies to pay material fees to license our intellectual property, the length and uncertain outcome of licensing negotiations, the possibility that litigation may be required to enforce patents, and the risks and costs inherent in any patent litigation. These forward-looking statements reflect current expectations. However, actual events and results could vary significantly based on a variety of factors including but not limited to customer acceptance of NeoMagic products, the market acceptance of mobile phones developed and marketed by customers that use the Company's products, customer's plans to develop smart phones and feature phones, the acceptance of advanced multimedia services such as H.264 television on mobile phones, and the Company's ability to execute product and technology development plans on schedule. NeoMagic makes no representation that current or future design wins will result in revenue for NeoMagic. Additional risks that could affect the Company's future operating results are more fully described in the Company's most recent annual report, its most recent quarterly report and other filings with the United States Securities and Exchange Commission (SEC), and are available online at http://www.sec.gov. NeoMagic may, from time to time, make additional written or oral forward-looking statements, including statements contained in filings with the SEC and reports to shareholders. NeoMagic does not undertake the obligation to update any forward-looking statements that may be made by or on behalf of the company.

NeoMagic, and the NeoMagic circle logo are registered trademarks, and MiMagic is a trademark, of NeoMagic Corporation. All other trademarks are the property of their respective owners. NeoMagic disclaims any proprietary interest in the marks and names of others.

                               - tables to follow-

NEOMAGIC CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

                              Three Months Ended                   Six Months Ended
                             ---------------------               ---------------------
                              July 31,   April 30,    July 31,    July 31,    July 31,
                                  2005        2005        2004        2005        2004
                             ---------   ---------   ---------   ---------   ---------
Net sales                    $     301   $     299   $   1,041   $     600   $   1,692

Cost of sales                      304         332       1,044         636       1,759
Gross loss                          (3)        (33)         (3)        (36)        (67)

Operating expenses:

Research and development         3,147       3,083       4,819       6,230       9,687
Sales, general and
 administrative                  1,310       1,790       1,880       3,100       4,020
Gain on sale of patents              0      (3,481)          0      (3,481)          0

Total operating expenses         4,457       1,392       6,699       5,849      13,707

Loss from operations            (4,460)     (1,425)     (6,702)     (5,885)    (13,774)

Interest income and other          177         117          92         294         195
Interest expense                  (132)       (288)        (53)       (420)        (77)

Loss before income taxes        (4,415)     (1,596)     (6,663)     (6,011)    (13,656)

Income tax provision                50          49           7          99          14

Net loss                     $  (4,465)  $  (1,645)  $  (6,670)  $  (6,110)  $ (13,670)

Basic and diluted net loss
 per share                   $   (0.67)  $   (0.25)  $   (1.02)  $   (0.92)  $   (2.12)

Weighted common shares
 outstanding                     6,694       6,647       6,510       6,670       6,461

NEOMAGIC CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

                                          July 31, 2005   April 30, 2005   January 31, 2005
                                         --------------   --------------   ----------------
ASSETS

Current assets:
Cash and cash equivalents                $       14,749   $       15,677   $          8,944
Short-term investments                            5,272            8,381             16,082
Accounts receivable, net                             46               55                 12
Inventory                                           108              228                376
Other current assets                                835              874                792
Total current assets                             21,010           25,215             26,206

Property, plant and equipment, net                3,005            3,425              3,835
Other assets                                        501              587                673

Total assets                             $       24,516   $       29,227   $         30,714

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                         $        1,137   $        1,004   $          1,084
Compensation and related benefits                   894            1,299              1,017
Income taxes payable                              3,941            3,895              3,851
Other accruals                                      159              212                225
Current portion of capital lease
 obligations                                      1,480            1,167              1,602
Total current liabilities                         7,611            7,577              7,779

Capital lease obligations                         1,453            2,044              2,004
Mandatorily redeemable preferred stock            3,212            3,168              2,971
Other long-term liabilities                          12               12                  0

Stockholders' equity:
Common stock                                         34               33                 33
Additional paid-in-capital                       95,494           95,386             95,606
Deferred compensation                              (800)            (959)            (1,280)
Accumulated other comprehensive loss                 (5)              (4)               (14)
Accumulated deficit                             (82,495)         (78,030)           (76,385)
Total stockholders' equity                       12,228           16,426             17,960

Total liabilities and stockholders'
 equity                                  $       24,516   $       29,227   $         30,714